Exhibit 3.2
AMENDMENT NO. 2
TO THE
SECOND AMENDED AND RESTATED
BYLAWS
OF
TRIUMPH FINANCIAL, INC.

Pursuant to Section 5.04 of the Second Amended and Restated Bylaws (the “Bylaws”) of Triumph Bancorp, Inc., dated as of November 7, 2014, as amended by Amendment No. 1 dated May 10, 2018, (the “Corporation”), the Bylaws are hereby amended as follows:

    Any such reference to “Triumph Bancorp, Inc.” in the Bylaws is hereby deemed to be amended and replaced, in each case, with “Triumph Financial, Inc.” and any such reference to “Corporation” in the Bylaws is hereby deemed, in each case, to mean “Triumph Financial, Inc.”.
    Except as specifically modified by the foregoing, the Bylaws remain unmodified and shall continue in full force and effect.

The undersigned, being a duly authorized officer of Corporation, hereby confirms the adoption and approval of the foregoing Amendment No.2 to the Bylaws effective as of the 1st day of December, 2022.

TRIUMPH FINANCIAL, INC.

By: /s/ Aaron P. Graft
Name: Aaron P. Graft
Title: Chief Executive Officer